UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St. St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Historically, in the first fiscal quarter of each year, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusts the compensation for each of Company’s executive officers (the “Executive Officers”), with input from the Board of Directors (the “Board”) regarding the President and Chief Executive Officer’s compensation. These adjustments typically include the implementation of an annual bonus plan for the fiscal year, the grant of long-term incentive compensation awards and, in certain years, salary adjustments. In the spring of 2020, in light of the uncertain and rapidly evolving situation related to the COVID-19 pandemic, the Committee deferred the implementation of an annual bonus plan and the grant of long-term incentive compensation awards and it reduced the salaries of the Company’s employees, including its Executive Officers, by 20% (the “Salary Reductions”).

On October 6, 2020, in light of the Company’s improved cash flow and liquidity as more fully discussed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 10, 2020, the Committee established the 2020 annual bonus program performance objectives and approved the 2020 long-term incentive compensation grants, each of which is described below. Separately, the Committee has authorized the return of base salaries to the amounts that were effective prior to the Salary Reductions for all employees, including the Executive Officers.  The restoration of the base salaries is effective September 27, 2020, is not retroactive to the date salaries were reduced in March 2020, and because Executive Officer salaries were not increased in either fiscal 2019 or 2020, such salaries have now returned to levels that were set in March 2018.

2020 Annual Bonus Program

The Committee established the 2020 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) to each of the Executive Officers in accordance with the terms of the Company’s cash bonus program for its Executive Officers (the “Cash Bonus Program”). Due to the unique financial challenges caused by COVID-19, the Company and each of the Executive Officers entered into letter agreements reducing the 2020 Base Bonus Payout Target by 70% in the case of Sharon John, President and Chief Executive Officer, and by 40% in the case of each of the other Executive Officers, as compared to the typical Base Bonus Payout Target provided in each of the Executive Officers’ employment agreements and indicated in the table below. The Base Bonus Calculation for each of the Executive Officers for 2020 is determined by multiplying the 2020 Base Bonus Payout Target (set forth below) by his or her eligible base salary that was in effect prior to the Salary Reductions (which excludes items such as relocation allowances, bonuses, stock options exercises, vesting of restricted stock, performance-based long-term cash program payments, and compensation not received during a leave of absence):

Name	Typical Base Bonus Payout Target	2020 Base Bonus Payout Target	Percent Reduction in 2020 Base Bonus Payout Target
Sharon John	100%	30%	70%
Voin Todorovic	50%	30%	40%
Jennifer Kretchmar	50%	30%	40%
J. Christopher Hurt	50%	30%	40%
Eric Fencl	50%	30%	40%

The Committee established specific targets related to profitability and the attainment of certain strategic objectives and assigned a weighting to each target. If the Company achieves at least the threshold consolidated earnings before interest, taxes and depreciation and amortization (“EBITDA”), the Executive Officer will earn between 25% and 200% of the target for the 60% weighting assigned to the profitability objective. The remaining 40% of the target weighting is assigned to the accomplishment of specific strategic and operational objectives. The Executive Officer will earn between 0% and 100% of the target for the 40% weighting assigned to strategic objectives depending on how many such objectives are attained in fiscal 2020.

The terms of the Cash Bonus Program provide that, notwithstanding the achievement of the profitability and strategic objectives described above, no bonus payouts will be made unless the Company meets or exceeds a specified minimum liquidity objective at the end of fiscal 2020. Consolidated EBITDA results that fall between any of the achievement levels set forth in the Cash Bonus Program will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level.

The foregoing summary of the Cash Bonus Program is qualified in its entirety by reference to the description of such program filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2020 Long-Term Incentive Compensation

Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive program awards (“LTI Market Value”) for each Executive Officer, payable pursuant to the terms of the Omnibus Plan. For Sharon John, the President and Chief Executive Officer, the resulting awards were then made 35% in three-year performance-based restricted stock, 35% in three-year performance-based cash, and 30% in time-based restricted stock. This 70% total weighting for performance-based awards is an increase from the 50% performance-based weighting for her fiscal 2019 award. For Executive Officers other than the President and Chief Executive Officer, the resulting awards were then made 50% in three-year performance-based cash and 50% in time-based restricted stock. These awards were as follows:

Name	Target Number of Shares of Three-Year Performance- Based Restricted Stock	Target Payout Amount of Three-Year Performance- Based Cash	Number of Shares of Time-Based Restricted Stock

Sharon John	157,374	$437,500	134,892

Voin Todorovic	—	$150,000	53,958

Jennifer Kretchmar	—	$150,000	53,958

J. Christopher Hurt	—	$150,000	53,958

Eric Fencl	—	$137,500	49,461

The target number of shares of three-year performance-based restricted stock awarded to the President and Chief Executive Officer was derived by dividing 35% of her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on October 6, 2020 and rounding the resulting number to the closest whole number. The number of three-year performance-based restricted stock shares, if any, that will be earned by the President and Chief Executive Officer will be calculated by multiplying the Target Number of Shares of Three-Year Performance-Based Restricted Stock noted in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of financial and strategic performance goals for fiscal 2020, fiscal 2021 and fiscal 2022. The three-year performance-based restricted stock that is earned, if any, will vest on April 30, 2023.

The target payout amount under the three-year performance-based cash program for the President and Chief Executive Officer is 35% of her LTI Market Value and for each other Executive Officer is 50% of such Executive Officer’s LTI Market Value. The cash award that will be earned, if any, by each such Executive Officer will be calculated by multiplying the Target Payout Amount of Three-Year Performance-Based Cash set forth in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of financial and strategic performance goals for fiscal 2020, fiscal 2021 and fiscal 2022. The cash award that will be earned, if any, by each Executive Officer will be paid no later than May 15, 2023. The summary of the three-year performance-based cash program herein is qualified in its entirety by reference to the description of such program filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Committee established specific liquidity, profitability and strategic performance objectives for fiscal 2020, 2021 and 2022 and assigned a weighting to each objective. Profitability will be measured by the Company’s achievement of established consolidated earnings before interest and taxes (“EBIT”). The Total Earned Percentage (“Total Earned Percentage”) of the performance-based stock and cash awards will, in each case, be determined by adding the percent of target payout amount earned for each performance objective based on the Company’s achievement level of each performance objective over the three-year period multiplied by the weighting assigned to each objective. Over the three-year performance period, the financial objectives of liquidity and profitability will be weighted 60% in the aggregate, and the strategic and operational objectives designed to stimulate non-mall-based revenue growth will be weighted 40% in the aggregate. Consolidated financial results that fall between any of the established achievement levels will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable percentage of target payout amount earned for each achievement level.

The number of shares of time-based restricted stock awarded to each Executive Officer was derived by dividing 30% of the President and Chief Executive Officer’s LTI Market Value or, for the other Executive Officers, 50% of his or her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on October 6, 2020 and rounding the resulting number to the closest whole number that is divisible by three. The time-based restricted stock vests as follows: one-third on the first anniversary of the grant date, one-third on April 30, 2022, and one-third on April 30, 2023.

The terms of the 2020 time-based and performance-based restricted stock are as set forth in the relevant portions of the Company’s form of Restricted Stock Agreement (the “Award Agreement”). Vesting is accelerated, in certain circumstances, upon a change in control, upon death or termination of employment with the Company due to disability, subject to the terms set forth in the Award Agreement. Time-based restricted stock carries voting and dividend rights from the date of grant. Holders of performance-based restricted stock are entitled to voting and dividend rights only upon satisfaction of applicable performance criteria. The summary of the terms of the time-based and performance based restricted stock herein is qualified in its entirety by reference to the terms set forth in the form of the Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Each of the performance-based restricted stock and cash awards described herein is subject to reimbursement or forfeiture in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and in any event, in accordance with the terms of any Company recoupment policy that may be adopted pursuant to the rules and regulations of the Securities and Exchange Commission or New York Stock Exchange.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description of Exhibit

10.1	Description of Build-A-Bear Workshop, Inc. Cash Bonus Program for C-Level Employees

10.2	Description of Build-A-Bear Workshop, Inc. Three-Year Performance-Based Cash Program for C-Level Employees

10.3	Form of Restricted Stock Agreement under the Registrant’s 2020 Omnibus Incentive Plan

10.4	Consent to Reduced 2020 Target Bonus Opportunity, dated October 6, 2020 by and between Eric Fencl and Build-A-Bear Workshop, Inc.

10.5	Consent to Reduced 2020 Target Bonus Opportunity, dated October 6, 2020 by and between J. Christopher Hurt and Build-A-Bear Workshop, Inc.

10.6	Consent to Reduced 2020 Target Bonus Opportunity, dated October 6, 2020 by and between Sharon Price John and Build-A-Bear Workshop, Inc.

10.7	Consent to Reduced 2020 Target Bonus Opportunity, dated October 6, 2020 by and between Jennifer Kretchmar and Build-A-Bear Workshop, Inc.

10.8	Consent to Reduced 2020 Target Bonus Opportunity, dated October 6, 2020 by and between Vojin Todorovic and Build-A-Bear Workshop, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: October 9, 2020	By:	/s/ Eric Fencl
Name: Eric Fencl
Title: Chief Administrative Officer,
General Counsel and Secretary